Kramer, Levin, Naftalis & Frankel
                      9 1 9  T H I R D  A V E N U E
                       NEW YORK, N.Y. 10022   3852
                            (212) 715   9100
                                                         FAX

                                                         (212) 715-8000
                                                         _____

                                                         WRITER'S DIRECT NUMBER

                                                         (212) 715-7509

                              December 31, 1996




Lexington Troika Dialog Russia Fund, Inc.
Park 80 West Plaza Two
Saddle Brook, NJ  07663


               Re: Lexington Troika Dialog Russia Fund, Inc. - Registration Statement on Form N-1A

Gentlemen:

          We hereby consent to the reference of our firm as counsel in this Registration Statement on Form N-1A.

          The Registrant has certified and we concur that this Registration Statement meets all the requirements for immediate effectiveness pursuant to Rule 485(b).

                              Very truly yours,



                              /s/ Kramer, Levin, Naftalis & Frankel